                                 CONSULTING AGREEMENT


    This CONSULTING AGREEMENT is made as of the 1st day of April, 1997, by and between William J. Perry, an individual residing in Palo Alto, Cailfornia, and Hambrecht & Quist LLC, a Delaware limited liability company ("H&Q").

    WHEREAS, H&Q desires to retain Perry to provide it with consulting services as requested by H&Q and Perry desires to provide such services to H&Q.

    NOW, THEREFORE, it is agreed as follows:

    1. APPOINTMENT OF CONSULTANT. Effective the date hereof and until this Agreement is terminated in accordance with paragraph 4 hereof, H&Q hereby retains Perry as a consultant to provide it with advice, from time to time, as H&Q may request, concerning H&Q's business activities. Independent of the services provided by Perry pursuant to this Agreement, Perry shall be named a director of Hambrecht & Quist Group, a Delaware corporation.

    2. ACCEPTANCE BY CONSULTANT. Perry hereby accepts such appointment and agrees to provide H&Q with advice concerning its business and the business of its affiliates as requested by H&Q and such affiliates and to give H&Q his best judgment and efforts in rendering his services pursuant to this Agreement. However, Perry shall not be obligated by the terms of this Agreement to render in excess of two days of consulting services during any calendar month.

    3. FEES. For services rendered hereunder, H&Q will pay Perry $48,000 per year, payable monthly.

    4.   TERMINATION.

    (a) Either party may terminate this Agreement for any reason upon not less than 30 days prior written notice to the other party hereto.

    (b) Any termination of this Agreement shall be without payment of any penalty, except that H&Q shall remain liable to Perry for the payment of fees pursuant to paragraph 3 hereof for the period prior to the effective date of such termination. Nothing herein shall relieve any party of any liability for any breach of this Agreement.

    5. COMPLIANCE PROCEDURES. In carrying out his duties hereunder, Perry will act in accordance with the legal and regulatory compliance procedures promulgated by H&Q from time to time. Without limiting the foregoing, while carrying out his duties hereunder, if Perry shall obtain material non-public information regarding an issuer of securities, Perry shall notify H&Q's Compliance Department immediately and Perry shall not engage in any transaction in the securities markets with respect to such issuer s securities until such time as such information is publicly available or H&Q's Compliance Department determines that such information is immaterial. H&Q's Compliance Department shall advise Perry within two business days after he has provided notice that he has obtained such information as to whether it believes the information is immaterial.

    6. INDEPENDENT CONTRACTOR. For the purposes of this Agreement, Perry shall be deemed to be an independent contractor and shall have no authority to act for or bind H&Q.

    7. ARBITRATION. In order to minimize the potentially high costs incurred by all parties involved in disputes, any controversy arising out of or relating to this Agreement or the termination of this Agreement, including without limitation, any claim by Perry against H&Q or any of its affiliates, directors, officers or employees under federal, state or local statutory or common law, and any dispute under the scope of this paragraph, shall be resolved by binding arbitration in San Francisco, California. The arbitration will be conducted in accordance with the then prevailing commercial dispute resolution rules of the American Arbitration Association (the "AAA"). Perry and H&Q agree to keep confidential from third parties (other than the arbitrator and the AAA) the existence of any dispute, unless otherwise required by law. A judgment on the arbitrator's decision shall be final and may be entered in any court having jurisdiction. The arbitration procedure shall be in lieu of any and all actions in law or equity.

    8. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the matters set forth herein and supersedes any prior understanding or arrangement, oral or written, with respect hereto.

    9. AMENDMENT. This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any such party to assert its rights on any occasion or series of occasions.

    10. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California without reference to the principles of conflicts of laws.

    11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                           /s/ WILLIAM J. PERRY
                                         ----------------------------------
                                               WILLIAM J. PERRY


                                      HAMBRECHT & QUIST LLC

                                      By:  /s/ STEVEN N. MACHTINGER
                                         ----------------------------------
                                           Name:  STEVEN N. MACHTINGER
                                           Title: General Counsel and Secretary



                                          2